Exhibit 99.1

News

FOR IMMEDIATE RELEASE

HMNY Contact: Stephanie Goldman/Mark Havenner

The Pollack PR Marketing Group

(310) 556-4443

sgoldman@ppmgcorp.com/mhavenner@ppmgcorp.com

MoviePass Contact: Gavin Skillman
LaunchSquad for MoviePass

(212) 564-3665
gavin@launchsquad.com

Helios and Matheson Analytics Inc.

Satisfies MoviePass Transaction Financing Condition,

Increases Investment in MoviePass

and Acquires Option for Additional Investment in MoviePass

NEW YORK (October 12, 2017) — Helios and Matheson Analytics Inc. (NASDAQ: HMNY) (“HMNY”) announced today that, since August 15, 2017, it has received aggregate gross cash proceeds of approximately $12.8 million from the holder of its senior secured convertible notes, thereby satisfying the $10 million financing condition to HMNY’s pending acquisition of a majority stake in MoviePass Inc. (“MoviePass”), which was announced in August 2017. HMNY also announced that it has agreed to increase the purchase price for its stake in MoviePass from $27 million to $28.5 million, which will increase its ownership stake in MoviePass from 53% to 53.71% upon the closing of the transaction. HMNY agreed to make the additional $1.5 million investment in MoviePass for an additional 0.71% ownership stake based on an agreed $210 million pre-money valuation of MoviePass. In conjunction with the additional investment, MoviePass also granted HMNY an option to purchase additional shares of MoviePass common stock for $20 million in cash based on the agreed $210 million pre-money valuation of MoviePass, pursuant to an option agreement, which, if exercised in full, would amount to an additional 8.7% ownership stake in MoviePass as of the date of the option agreement. If HMNY were to exercise the option in full prior to the closing of the transaction, its total ownership stake in MoviePass would be 62.41% as of the date of the option agreement.

In connection with increasing its investment commitment to MoviePass, HMNY provided $6.5 million in cash to MoviePass on October 6, 2017, consisting of an advance payment of $5 million that would have otherwise been due within 90 days after closing the acquisition transaction with MoviePass plus the additional $1.5 million investment amount, for which HMNY received an amended and restated convertible promissory note of MoviePass in the amount of $11.5 million, which superseded and replaced the $5 million convertible promissory note issued by MoviePass to HMNY on August 18, 2017.

HMNY agreed to increase its MoviePass investment commitment and acquired the additional MoviePass investment option after evaluating the significant and rapid increase in the number of MoviePass subscribers since MoviePass announced its new $9.95 per month subscription fee on August 15, 2017 and the public’s interest in the MoviePass monthly movie theater subscription service.

“I believe we are witnessing a major disruption in the movie industry,” said Ted Farnsworth, Chairman and CEO of HMNY. “The marketplace has responded, and we could not be more thrilled with the new subscriber results of MoviePass.”

“There is much that MoviePass needs to do to make the customer experience enjoyable and seamless,” said MoviePass CEO Mitch Lowe. “We have scaled our operations beyond expectation and with further investment from Helios and Matheson, we believe we can scale even further. We are focused on innovating the movie theater experience so that movie-goers, exhibitors, and the entire industry can thrive beyond its current challenges. We are aiming to create a new era of movie-going where independent films and blockbusters alike can enjoy large and eager audiences in every theater, especially for entertainment consumers who value subscription. This is not innovation for innovation sake, we want to bring the film industry into a new golden age.”

MoviePass, established in 2011, and now led by Netflix co-founding senior executive Mitch Lowe, offers subscribers the ability to purchase up to one movie ticket a day at most U.S. movie theaters with no blackout days. Concurrent with the announcement of HMNY’s transaction with MoviePass in August 2017, MoviePass lowered its monthly subscription fee to $9.95, propelling a widespread and dramatic national interest in the service and increased attendance to movie theater exhibitors.

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Key Transaction Details

HMNY has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K with respect to its satisfaction of the MoviePass transaction financing condition, its additional investment in MoviePass and the additional investment option that it acquired from MoviePass, as described in this press release, together with certain risk factors regarding MoviePass that it deems important to HMNY security holders (the “Current Report”). The Current Report is available for review at www.sec.gov. The information in this press release is qualified in its entirety by reference to such Current Report.

About Helios and Matheson

Helios and Matheson Analytics Inc. (NASDAQ:HMNY) is a provider of information technology services and solutions, offering a range of technology platforms focusing on big data, artificial intelligence, business intelligence, social listening, and consumer-centric technology. Its holdings include RedZone Map™, a safety and navigation app for iOS and Android users, a community-based ecosystem that features a socially empowered safety map app that enhances mobile GPS navigation using advanced proprietary technology. Through TrendIt, HMNY has acquired technology addressing crowd and migration patterns and consumer behavior in real-time. The patented technology predicts population behavior, along with a crowd's population size, origin and destination. HMNY is headquartered in New York, NY and listed on the Nasdaq Capital Market under the symbol HMNY. For more information, visit www.hmny.com.

About MoviePass

MoviePass is a mobile technology company dedicated to enhancing the exploration of cinema. As the nation's premier movie-theater subscription service, MoviePass provides film enthusiasts the ability to attend up to one new movie per day for a monthly subscription fee of $9.95. The service, now accepted at more than 91% of theaters across the United States, is the nation's largest theater network. For more information, visit www.moviepass.com.

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Additional Information for Stockholders of HMNY about the Proposed Transaction between HMNY and MoviePass and Where to Find It

HMNY plans to file with the SEC and furnish its stockholders with a proxy statement in connection with the proposed transaction with MoviePass and security holders of HMNY are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about HMNY, MoviePass and their respective affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by HMNY with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov.

In addition, investors may obtain a free copy of HMNY's filings from HMNY's website at www.hmny.com or by directing a request to: Helios and Matheson Analytics Inc., Attn: Secretary, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228.

INVESTORS AND SECURITY HOLDERS OF HMNY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BETWEEN HMNY AND MOVIEPASS.

Participants in the Solicitation

HMNY and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of HMNY in connection with the proposed transaction between HMNY and MoviePass. Information about those directors and executive officers of HMNY, including their ownership of HMNY securities, is set forth in the annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 14, 2017, and its definitive proxy statement on Schedule 14A filed with the SEC on October 3, 2017. Investors and security holders may obtain additional information regarding the direct and indirect interests of HMNY and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Cautionary Statement on Forward-looking Statements and Other Information in this Press Release

Certain information in this communication contain “forward-looking statements” about HMNY and MoviePass within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, "forward-looking statements") that may not be based on historical fact, but instead relate to future events. events. Forward-looking statements are generally identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "potential" or similar expressions Such forward-looking statements include, without limitation, statements regarding (i) the expected completion of HMNY’s acquisition of a controlling interest in MoviePass, (ii) the time frame in which such acquisition is expected to occur, (iii) the expected benefits to HMNY and MoviePass from completing the acquisition and (iv) MoviePass’ business and subscriber growth. Statements regarding future events are based on the parties' current expectations and are necessarily subject to associated risks related to, among other things, the conditions to the closing of the acquisition may not be satisfied, the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement between MoviePass and HMNY, MoviePass’ continuing need for additional financing, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

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Such forward-looking statements are based on a number of assumptions. Although the parties believe that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially and adversely from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Risk factors and other material information concerning HMNY and MoviePass are described in the Current Report described above, in HMNY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other HMNY filings, including subsequent current and periodic reports, information statements and registration statements filed with the SEC. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the parties' current expectations and the parties do not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

In particular, MoviePass’ $9.95 per month subscription pricing model is new. There can be no assurance that the resulting rate of increase in its subscribers will continue or be sustained. Moreover, the increase in the number of MoviePass subscribers provides no assurance that the MoviePass business model will lead to profitability.

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